Exhibit 99.1

TORNIER N.V. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

(in thousands)

unaudited

	Fiscal Year Ended
	January 1, 2012	January 2, 2011	December 27, 2009
Consolidated net loss	$(30,456)	$(39,509)	$(55,686)
Other Comprehensive loss:
Foreign currency translation adjustments	(10,192)	(4,181)	(1,178)

Consolidated comprehensive loss	$(40,648)	$(43,690)	$(56,864)

Comprehensive net loss attributable to non-controlling interest	—	(695)	(1,067)

Comprehensive net loss attributable to Tornier	$(40,648)	$(42,995)	$(55,797)